News Release

BNY MELLON REPORTS THIRD QUARTER 2021 EARNINGS OF
$881 MILLION OR $1.04 PER COMMON SHARE

Revenue up 5%	EPS up 6%	ROE 9% ROTCE 17% (a)	CET1 11.7% Tier 1 leverage 5.7%

NEW YORK, October 19, 2021 – The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) today reported:

				3Q21 vs.
	3Q21	2Q21	3Q20	2Q21	3Q20
Net income applicable to common shareholders (in millions)	$881	$991	$876	(11)%	1%
Diluted earnings per common share	$1.04	$1.13	$0.98	(8)%	6%

Third Quarter Results
Total revenue of $4.0 billion, increased 5%
•Fee and other revenue increased 8%; fee revenue increased 6%
•Fee revenue increased 11% excluding money market fee waivers (a)
•Net interest revenue decreased 9%

Provision for credit losses was a benefit of $45 million

Total noninterest expense of $2.9 billion, increased 9%
•3% of the increase driven by litigation reserves

Investment Services
•Total revenue increased 3%
•Income before taxes decreased 9%
•AUC/A of $45.3 trillion, increased 17%

Investment and Wealth Management
•Total revenue increased 12%
•Income before taxes increased 42%
•AUM of $2.3 trillion, increased 13%

Capital
•Repurchased 38.1 million common shares for $2.0 billion
•Dividends of $296 million to common shareholders (including dividend-equivalents on share-based awards)

CEO Commentary
“Our financial performance this quarter reflects healthy and broad-based organic growth across our businesses as well as a supportive global markets backdrop. Revenue of over $4 billion was up 5 percent year-over-year, and fee revenue was up 6 percent, or 11 percent excluding the impact of money market fee waivers. Our operating margin of 29 percent was essentially flat compared to the third quarter of 2020 while we continued to make significant investments in our people, technology, efficiency and growth initiatives,” Todd Gibbons, Chief Executive Officer, said.

Mr. Gibbons added, “This quarter we announced several ground-breaking new solutions that will meaningfully improve the client experience and represent exciting growth opportunities for us. Our Treasury Services business announced a collaboration with Verizon enabling them to be the first company to send request-for-payment messages directly to consumers’ bank accounts using our new real-time e-bills and payments functionality which revolutionizes the bill pay experience for both billers and their customers. We also announced the launch of Pershing X, a new business unit within Pershing, to create the industry’s leading end-to-end platform in the wealth advisory space, offering a comprehensive set of capabilities, and helping financial services firms solve the challenge of managing multiple disconnected technology tools and data sets for their advisors.”

“During the quarter we returned $2.3 billion of capital to our shareholders, including almost $300 million of common dividends and $2 billion of share repurchases. We ended the quarter with a Tier 1 leverage ratio of 5.7 percent, which together with our continued capital generation, provides us meaningful capacity to continue investing in our businesses and returning excess capital to our shareholders,” Mr. Gibbons concluded.

Media Relations: Garrett Marquis (949) 683-1503	Investor Relations: Marius Merz (212) 298-1480
(a) For information on these Non-GAAP measures, see “Supplemental Information – Explanation of GAAP and Non-GAAP financial measures” on page 9.
Note: Above comparisons are 3Q21 vs. 3Q20, unless otherwise noted.

BNY Mellon 3Q21 Earnings Release
CONSOLIDATED FINANCIAL HIGHLIGHTS

(in millions, except per share amounts and unless otherwise noted; not meaningful - N/M)				3Q21 vs.
	3Q21	2Q21	3Q20	2Q21	3Q20
Fee revenue	$3,265	$3,224	$3,074	1%	6%
Other revenue	129	91	70	N/M	N/M
Total fee and other revenue	3,394	3,315	3,144	2	8
Net interest revenue	641	645	703	(1)	(9)
Total revenue	4,035	3,960	3,847	2	5
Provision for credit losses	(45)	(86)	9	N/M	N/M
Noninterest expense	2,918	2,778	2,681	5	9
Income before income taxes	1,162	1,268	1,157	(8)	—
Provision for income taxes	219	241	213	(9)	3
Net income	$943	$1,027	$944	(8)%	—%
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$881	$991	$876	(11)%	1%

Operating leverage (a)	(315)	bps	(395)	bps

Diluted earnings per common share	$1.04	$1.13	$0.98	(8)%	6%
Average common shares and equivalents outstanding - diluted (in thousands)	849,028	873,475	891,069
Pre-tax operating margin	29%	32%	30%
(a)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
bps – basis points.

KEY DRIVERS (comparisons are 3Q21 vs. 3Q20, unless otherwise stated)
•Total revenue increased 5%, primarily reflecting:
•Fee and other revenue increased 8%.
•Fee revenue increased 6% primarily reflecting the positive impact of higher markets, higher client volumes and the favorable impact of a weaker U.S. dollar, partially offset by higher money market fee waivers. Excluding money market fee waivers, fee revenue increased 11% (a).
•Other revenue increased primarily reflecting strategic equity investment gains.
•Net interest revenue decreased 9% primarily reflecting lower interest rates on interest-earning assets and the impact of hedging activities (primarily offset in fee and other revenue). This was partially offset by the benefit of lower funding and deposit rates and higher deposit and loan balances.
•Provision for credit losses was a benefit of $45 million primarily driven by an improvement in the macroeconomic forecast.
•Noninterest expense increased 9%, 3% of which was due to higher litigation reserves. The remainder of the increase primarily reflects higher revenue-related expenses, investments in growth, infrastructure and efficiency initiatives and the unfavorable impact of a weaker U.S. dollar.
•Effective tax rate of 18.8%.

Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)
•AUC/A of $45.3 trillion, increased 17%, primarily reflecting higher market values, client inflows and net new business.
•AUM of $2.3 trillion, increased 13%, primarily reflecting higher market values, net inflows and the favorable impact of a weaker U.S. dollar.

Capital and liquidity
•Repurchased 38.1 million common shares for $2.0 billion; Dividends of $296 million to common shareholders (including dividend-equivalents on share-based awards).
•Return on common equity (“ROE”) of 9%; Return on tangible common equity (“ROTCE”) of 17% (a).
•Common Equity Tier 1 (“CET1”) ratio – 11.7%.
•Tier 1 leverage ratio – 5.7%.
•Average liquidity coverage ratio (“LCR”) – 111%.
•Total Loss Absorbing Capacity (“TLAC”) ratios exceed minimum requirements.

(a)    See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 9 for additional information.
Note: Throughout this document, sequential growth rates are unannualized.

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BNY Mellon 3Q21 Earnings Release
INVESTMENT SERVICES BUSINESS HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				3Q21 vs.
	3Q21	2Q21	3Q20	2Q21	3Q20
Total revenue by line of business:
Asset Servicing	$1,437	$1,382	$1,354	4%	6%
Pershing	566	590	538	(4)	5
Issuer Services	400	405	435	(1)	(8)
Treasury Services	326	319	323	2	1
Clearance and Collateral Management	281	283	277	(1)	1
Total revenue by line of business	3,010	2,979	2,927	1	3
Provision for credit losses	(35)	(77)	(10)	N/M	N/M
Noninterest expense	2,211	2,052	2,020	8	9
Income before taxes	$834	$1,004	$917	(17)%	(9)%

Pre-tax operating margin	28%	34%	31%

Foreign exchange revenue	$148	$152	$126	(3)%	17%
Securities lending revenue	$45	$42	$37	7%	22%
Net interest revenue	$632	$643	$681	(2)%	(7)%

Metrics:
Average loans	$47,430	$46,845	$40,308	1%	18%
Average deposits	$308,645	$313,923	$263,621	(2)%	17%

AUC/A at period end (in trillions) (current period is preliminary) (a)	$45.3	$45.0	$38.6	1%	17%
Market value of securities on loan at period end (in billions) (b)	$443	$456	$378	(3)%	17%
(a)    Consists of AUC/A primarily from the Asset Servicing business and, to a lesser extent, the Clearance and Collateral Management, Issuer Services, Pershing and Wealth Management businesses. Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.7 trillion at Sept. 30, 2021 and June 30, 2021 and $1.4 trillion at Sept. 30, 2020.
(b)    Represents the total amount of securities on loan in our agency securities lending program managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $68 billion at Sept. 30, 2021, $63 billion at June 30, 2021 and $62 billion at Sept. 30, 2020.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below. Also see page 6 for information related to money market fee waivers.
•Asset Servicing – The year-over-year increase primarily reflects higher market values, strategic equity investment gains, higher client activity and foreign exchange revenue, partially offset by higher money market fee waivers and lower net interest revenue. The sequential increase primarily reflects strategic equity investment gains and higher market levels and client activity.
•Pershing – The year-over-year increase primarily reflects higher market values, client balances and activity, partially offset by higher money market fee waivers. The sequential decrease reflects lower clearance volumes and net interest revenue, partially offset by higher market values.
•Issuer Services – The year-over-year decrease primarily reflects higher money market fee waivers and lower fees and net interest revenue in Corporate Trust, partially offset by higher Depositary Receipts revenue. The sequential decrease primarily reflects lower fees and net interest revenue in Corporate Trust, partially offset by seasonally higher Depositary Receipts revenue.
•Treasury Services – The year-over-year increase primarily reflects higher payment volumes and higher net interest revenue driven by higher deposit balances, partially offset by higher money market fee waivers. The sequential increase primarily reflects higher net interest revenue and payment volumes.
•Clearance and Collateral Management – The year-over-year increase primarily reflects higher non-U.S. collateral management fees driven by balances and higher clearance volumes, partially offset by lower intraday credit fees and net interest revenue.

•Noninterest expense increased year-over-year and sequentially primarily reflecting higher litigation reserves, higher revenue-related expenses and investments in growth, infrastructure and efficiency initiatives.

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BNY Mellon 3Q21 Earnings Release
INVESTMENT AND WEALTH MANAGEMENT BUSINESS HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				3Q21 vs.
	3Q21	2Q21	3Q20	2Q21	3Q20
Total revenue by line of business:
Investment Management	$727	$700	$641	4%	13%
Wealth Management	305	299	277	2	10
Total revenue by line of business	1,032	999	918	3	12
Provision for credit losses	(7)	(4)	12	N/M	N/M
Noninterest expense	691	677	661	2	5
Income before taxes	$348	$326	$245	7%	42%

Pre-tax operating margin	34%	33%	27%
Adjusted pre-tax operating margin – Non-GAAP (a)	36%	35%	29%

Net interest revenue	$47	$47	$47	—%	—%

Metrics:
Average loans	$12,248	$11,871	$11,503	3%	6%
Average deposits	$17,270	$17,466	$17,570	(1)%	(2)%

AUM (in billions) (current period is preliminary) (b)	$2,310	$2,320	$2,041	—%	13%
Wealth Management client assets (in billions) (current period is preliminary) (c)	$307	$305	$265	1%	16%
(a)    Net of distribution and servicing expense. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 9 for information on this Non-GAAP measure.
(b)    Excludes securities lending cash management assets and assets managed in the Investment Services business.
(c)    Includes AUM and AUC/A in the Wealth Management business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below. Also see page 6 for information related to money market fee waivers.
•Investment Management – The year-over-year increase primarily reflects higher market values and equity income, strategic equity investment gains, the favorable impact of a weaker U.S. dollar and higher performance fees, partially offset by higher money market fee waivers. The sequential increase primarily reflects higher market values, lower money market fee waivers and higher performance fees.
•Wealth Management – The year-over-year and sequential increases primarily reflect higher market values.

•Noninterest expense increased year-over-year and sequentially primarily reflecting higher revenue-related expenses and investments in growth initiatives. The year-over-year increase also reflects the unfavorable impact of a weaker U.S. dollar, partially offset by lower distribution and servicing expense.

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BNY Mellon 3Q21 Earnings Release
OTHER SEGMENT primarily includes leasing operations, certain corporate treasury activities, derivatives, business exits and other corporate revenue and expense items.

(in millions)	3Q21	2Q21	3Q20
Fee revenue	$12	$13	$7
Other revenue	23	9	13
Total fee and other revenue	35	22	20
Net interest (expense)	(38)	(45)	(25)
Total revenue	(3)	(23)	(5)
Provision for credit losses	(3)	(5)	7
Noninterest expense	16	49	—
(Loss) before taxes	$(16)	$(67)	$(12)

KEY DRIVERS

•Total revenue includes corporate treasury and other investment activity, including hedging activity which has an offsetting impact between fee and other revenue and net interest expense. The increase in total revenue sequentially primarily reflects investment and disposal gains.

•Noninterest expense increased year-over-year primarily reflecting higher staff expense. The sequential decrease primarily reflects lower staff expense and professional, legal and other purchased services.

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BNY Mellon 3Q21 Earnings Release
MONEY MARKET FEE WAIVERS

The following table presents the impact of money market fee waivers on our consolidated fee revenue, net of distribution and servicing expense. In 3Q21, the net impact of money market fee waivers was $233 million, down from $252 million in 2Q21, driven by slightly higher short-term interest rates.

Money market fee waivers
(in millions)	3Q21	2Q21	1Q21	4Q20	3Q20	YTD21	YTD20
Investment services fees:
Asset servicing fees	$(40)	$(42)	$(22)	$(13)	$(1)	$(104)	$(1)
Clearing services fees	(84)	(88)	(74)	(64)	(57)	(246)	(116)
Issuer services fees	(16)	(15)	(10)	(6)	(1)	(41)	(2)
Treasury services fees	(2)	(3)	(3)	(2)	(3)	(8)	(5)
Total investment services fees	(142)	(148)	(109)	(85)	(62)	(399)	(124)
Investment management and performance fees	(109)	(115)	(89)	(56)	(42)	(313)	(86)
Distribution and servicing revenue	(11)	(13)	(13)	(8)	(6)	(37)	(9)
Total fee revenue	(262)	(276)	(211)	(149)	(110)	(749)	(219)
Less: Distribution and servicing expense	29	24	23	15	9	76	16
Net impact of money market fee waivers	$(233)	$(252)	$(188)	$(134)	$(101)	$(673)	$(203)

Impact to revenue by line of business (a):
Asset Servicing	$(47)	$(50)	$(29)	$(13)	$(4)	$(126)	$(5)
Pershing	(102)	(99)	(94)	(85)	(73)	(295)	(142)
Issuer Services	(22)	(22)	(15)	(10)	(2)	(59)	(3)
Treasury Services	(13)	(16)	(9)	(5)	(1)	(38)	(1)
Investment Management	(76)	(85)	(61)	(34)	(28)	(222)	(66)
Wealth Management	(2)	(4)	(3)	(2)	(2)	(9)	(2)
Total impact to revenue by line of business	$(262)	$(276)	$(211)	$(149)	$(110)	$(749)	$(219)
(a)    The line of business revenue for management reporting purposes reflects the impact of revenue transferred between the businesses.

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BNY Mellon 3Q21 Earnings Release
CAPITAL AND LIQUIDITY

Capital and liquidity ratios	Sept. 30, 2021	June 30, 2021	Dec. 31, 2020
Consolidated regulatory capital ratios: (a)
CET1 ratio	11.7%	12.6%	13.1%
Tier 1 capital ratio	14.4	15.2	15.8
Total capital ratio	15.3	16.0	16.7
Tier 1 leverage ratio	5.7	6.0	6.3
SLR	7.0	7.5	8.6	(b)
BNY Mellon shareholders’ equity to total assets ratio	9.3%	9.7%	9.8%
BNY Mellon common shareholders’ equity to total assets ratio	8.3%	8.7%	8.8%

Average LCR	111%	110%	110%

Book value per common share	$47.30	$47.20	$46.53
Tangible book value per common share – Non-GAAP (c)	$24.88	$25.64	$25.44
Common shares outstanding (in thousands)	825,821	863,174	886,764
(a)    Regulatory capital ratios for Sept. 30, 2021 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for Sept. 30, 2021 and June 30, 2021 was the Standardized Approach for the CET1 and Tier 1 capital ratios and the Advanced Approaches for the Total capital ratio, and for Dec. 31, 2020, was the Advanced Approaches.
(b)    Reflects the temporary exclusion of U.S. Treasury securities from the leverage exposure used in the SLR calculation which increased our consolidated SLR by 72 basis points at Dec. 31, 2020. The temporary exclusion ceased to apply beginning April 1, 2021.
(c)    Tangible book value per common share – Non-GAAP excludes goodwill and intangible assets, net of deferred tax liabilities. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 9 for information on this Non-GAAP measure.

•CET1 capital totaled $19.8 billion at Sept. 30, 2021, a decrease of $1.6 billion compared with June 30, 2021. The decrease primarily reflects capital deployed through common stock repurchases and dividends, partially offset by capital generated through earnings.

NET INTEREST REVENUE

Net interest revenue				3Q21 vs.
(dollars in millions; not meaningful - N/M)	3Q21	2Q21	3Q20	2Q21		3Q20
Net interest revenue	$641	$645	$703	(1)%		(9)%
Add: Tax equivalent adjustment	3	3	2	N/M		N/M
Net interest revenue, on a fully taxable equivalent (“FTE”) basis – Non-GAAP (a)	$644	$648	$705	(1)%		(9)%

Net interest margin	0.67%	0.67%	0.79%	—	bps	(12)	bps
Net interest margin (FTE) – Non-GAAP (a)	0.68%	0.67%	0.79%	1	bps	(11)	bps
(a)    Net interest revenue (FTE) – Non-GAAP and net interest margin (FTE) – Non-GAAP include the tax equivalent adjustments on tax-exempt income. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 9 for information on this Non-GAAP measure.
bps – basis points.

•Net interest revenue decreased year-over-year primarily reflecting lower interest rates on interest-earning assets and the impact of hedging activities (primarily offset in fee and other revenue). This was partially offset by the benefit of lower funding and deposit rates and higher deposit and loan balances.

•Sequentially, the decrease primarily reflects a decline in interest-earning assets driven by lower deposits.

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BNY Mellon 3Q21 Earnings Release
THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(in millions)	Quarter ended			Year-to-date
	Sept. 30, 2021	June 30, 2021	Sept. 30, 2020	Sept. 30, 2021	Sept. 30, 2020
Fee and other revenue
Investment services fees:
Asset servicing fees	$1,223	$1,200	$1,168	$3,622	$3,500
Clearing services fees	423	435	397	1,313	1,298
Issuer services fees	280	281	295	806	835
Treasury services fees	165	160	152	482	445
Total investment services fees	2,091	2,076	2,012	6,223	6,078
Investment management and performance fees	913	889	835	2,692	2,483
Foreign exchange revenue	185	184	149	600	587
Financing-related fees	48	48	49	147	166
Distribution and servicing	28	27	29	84	87
Total fee revenue	3,265	3,224	3,074	9,746	9,401
Investment and other income	127	89	61	225	240
Net securities gains	2	2	9	4	27
Total other revenue	129	91	70	229	267
Total fee and other revenue	3,394	3,315	3,144	9,975	9,668
Net interest revenue
Interest revenue	693	685	820	2,116	3,333
Interest expense	52	40	117	175	1,036
Net interest revenue	641	645	703	1,941	2,297
Total revenue	4,035	3,960	3,847	11,916	11,965
Provision for credit losses	(45)	(86)	9	(214)	321
Noninterest expense
Staff	1,584	1,518	1,466	4,704	4,412
Software and equipment	372	365	340	1,099	1,011
Professional, legal and other purchased services	363	363	355	1,069	1,022
Sub-custodian and clearing	129	132	119	385	344
Net occupancy	120	122	136	365	408
Distribution and servicing	76	73	85	223	261
Bank assessment charges	34	35	30	103	100
Amortization of intangible assets	19	20	26	63	78
Business development	22	22	17	63	79
Other	199	128	107	473	364
Total noninterest expense	2,918	2,778	2,681	8,547	8,079
Income
Income before income taxes	1,162	1,268	1,157	3,583	3,565
Provision for income taxes	219	241	213	681	694
Net income	943	1,027	944	2,902	2,871
Net loss (income) attributable to noncontrolling interests related to consolidated investment management funds	4	(5)	(7)	(6)	(4)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	947	1,022	937	2,896	2,867
Preferred stock dividends	(66)	(31)	(61)	(166)	(146)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$881	$991	$876	$2,730	$2,721

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended			Year-to-date
	Sept. 30, 2021	June 30, 2021	Sept. 30, 2020	Sept. 30, 2021	Sept. 30, 2020
(in dollars)
Basic	$1.04	$1.14	$0.98	$3.15	$3.05
Diluted	$1.04	$1.13	$0.98	$3.14	$3.04

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BNY Mellon 3Q21 Earnings Release
SUPPLEMENTAL INFORMATION – EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures on a tangible basis as a supplement to GAAP information, which exclude goodwill and intangible assets, net of deferred tax liabilities. We believe that the return on tangible common equity – Non-GAAP is additional useful information for investors because it presents a measure of those assets that can generate income, and the tangible book value per common share – Non-GAAP is additional useful information because it presents the level of tangible assets in relation to shares of common stock outstanding.

Net interest revenue, on a fully taxable equivalent (“FTE”) basis – Non-GAAP and net interest margin (FTE) – Non-GAAP and other FTE measures include the tax equivalent adjustments on tax-exempt income which allows for the comparison of amounts arising from both taxable and tax-exempt sources and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

BNY Mellon has also included the adjusted pre-tax operating margin – Non-GAAP, which is the pre-tax operating margin for the Investment and Wealth Management business, net of distribution and servicing expense that was passed to third parties who distribute or service our managed funds. We believe that this measure is useful when evaluating the performance of the Investment and Wealth Management business relative to industry competitors.

For the reconciliations of these Non-GAAP measures, see “Supplemental Information – Explanation of GAAP and Non-GAAP Financial Measures” in the Financial Supplement available at www.bnymellon.com.

BNY Mellon has presented the measure of fee revenue, excluding money market fee waivers – Non-GAAP. We believe that this measure is useful information for investors on the impact of current interest rates and market conditions on fee revenue growth rates and the performance of our business.

Fee revenue reconciliation			3Q21 vs.
(dollars in millions)	3Q21	3Q20	3Q20
Fee revenue	$3,265	$3,074	6%
Less: Money market fee waivers	(262)	(110)
Fee revenue, excluding money market fee waivers – Non-GAAP	$3,527	$3,184	11%

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BNY Mellon 3Q21 Earnings Release
CAUTIONARY STATEMENT

A number of statements (i) in this Earnings Release, (ii) in our Financial Supplement, (iii) in our presentations and (iv) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our capital plans, strategic priorities, financial goals, organic growth, performance, organizational quality and efficiency, investments, including in technology and product development, resiliency, capabilities, revenue, net interest revenue, money market fee waivers, fees, expenses, cost discipline, sustainable growth, company management, human capital management (including related ambitions, objectives, aims and goals), deposits, interest rates and yield curves, securities portfolio, taxes, business opportunities, divestments, volatility, preliminary business metrics and regulatory capital ratios and statements regarding our aspirations, as well as our overall plans, strategies, goals, objectives, expectations, outlooks, estimates, intentions, targets, opportunities, focus and initiatives, including the potential effects of the coronavirus pandemic on any of the foregoing. These statements may be expressed in a variety of ways, including the use of future or present tense language. Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “would,” “may,” “might,” “will,” “strategy,” “synergies,” “opportunities,” “trends,” “ambition,” “objective,” “aim,” “future,” “potentially,” “outlook” and words of similar meaning may signify forward-looking statements. These statements and other forward-looking statements contained in other public disclosures of BNY Mellon which make reference to the cautionary factors described in this Earnings Release are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of a number of factors, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2020 and BNY Mellon’s other filings with the Securities and Exchange Commission. Statements about the effects of the current and near-term market and macroeconomic outlook on BNY Mellon, including on its business, operations, financial performance and prospects, may constitute forward-looking statements, and are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond BNY Mellon’s control), including the scope and duration of the pandemic, actions taken by governmental authorities and other third parties in response to the pandemic, the availability, use and effectiveness of vaccines and the direct and indirect impact of the pandemic on us, our clients, customers and third parties. Preliminary business metrics and regulatory capital ratios are subject to change, possibly materially, as BNY Mellon completes its Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 2021. All forward-looking statements in this Earnings Release speak only as of October 19, 2021, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

ABOUT BNY MELLON

BNY Mellon is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment and wealth management and investment services in 35 countries. As of Sept. 30, 2021, BNY Mellon had $45.3 trillion in assets under custody and/or administration, and $2.3 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Additional information is available on www.bnymellon.com. Follow us on Twitter @BNYMellon or visit our newsroom at www.bnymellon.com/newsroom for the latest company news.

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BNY Mellon 3Q21 Earnings Release
CONFERENCE CALL INFORMATION

Todd Gibbons, Chief Executive Officer, and Emily Portney, Chief Financial Officer, will host a conference call and simultaneous live audio webcast at 8:00 a.m. ET on Oct. 19, 2021. This conference call and audio webcast will include forward-looking statements and may include other material information.

Investors and analysts wishing to access the conference call and audio webcast may do so by dialing (800) 390-5696 (U.S.) or (720) 452-9082 (International), and using the passcode: 444308, or by logging onto www.bnymellon.com/investorrelations. Earnings materials will be available at www.bnymellon.com/investorrelations beginning at approximately 6:30 a.m. ET on Oct. 19, 2021. Replays of the conference call and audio webcast will be available beginning Oct. 19, 2021 at approximately 2:00 p.m. ET through Nov. 19, 2021 by dialing (888) 203-1112 (U.S.) or (719) 457-0820 (International), and using the passcode: 3619155. The archived version of the conference call and audio webcast will also be available at www.bnymellon.com/investorrelations for the same time period.

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